UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 25, 2019 (July 23, 2019)

ADVAXIS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36138	02-0563870
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 College Road East

Princeton, New Jersey, 08540

(Address of Principal Executive Offices)

(609) 452-9813

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act.

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 14d-2b under the Exchange Act.

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	ADXS	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01. Entry into a Material Definitive Agreement.

Underwriting Agreement

On July 23, 2019, Advaxis, Inc., a Delaware Corporation (“the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with A.G.P./Alliance Global Partners, as representatives of the underwriters (the “Underwriters”) in connection with a public offering (the “Offering”) of an aggregate of (i) 10,650,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) an aggregate of 13,656,000 pre-funded warrants (the “Pre-Funded Warrants”) exercisable into an aggregate of 13,656,000 shares of Common Stock (the “Pre-Funded Warrant Shares”), together with Common Stock purchase warrants (the “Common Warrants”, and together with the “Pre-Funded Warrants,” the “Warrants”) to purchase up to an aggregate of 17,142,000 shares of Common Stock (the “Common Warrant Shares” and together with the Pre-Funded Warrant Shares, the “Warrant Shares”), which included the exercise in full of the over-allotment option to purchase additional Shares and Warrants.

Each Share and Pre-Funded Warrant sold in the Offering were sold together with a Common Warrant as a fixed combination, with each Share and Pre-Funded Warrant sold being accompanied by a Common Warrant to purchase 0.75 shares of Common Stock. The Shares and accompanying Common Warrants were sold at a price to the public of $0.70, less underwriting discounts and commissions and the Pre-Funded Warrants and accompanying Common Warrants were sold at a price to the public of $0.699, less underwriting discounts and commissions. The Common Warrants are exercisable immediately, will be issued in book-entry, will expire on July 25, 2024 and have an exercise price of $2.80 per share, subject to anti-dilution and other adjustments for certain stock splits, stock dividends, or recapitalizations.

The Common Warrants also provide that if during the period of time between the date that is the earlier of (i) 30 days after issuance and (ii) if the Common Stock trades an aggregate of more than 35,000,000 shares after the pricing of the Offering, and ending 15 months after issuance, the weighted-average price of Common Stock immediately prior to the exercise date is lower than the then-applicable exercise price per share, each Common Warrant may be exercised, at the option of the holder, on a cashless basis for one share of Common Stock.

The Pre-Funded Warrants were sold to purchasers whose purchase of shares of Common Stock in the Offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% of the Company’s outstanding Common Stock immediately following the consummation of the Offering, in lieu of shares of Common Stock. Each Pre-Funded Warrant represents the right to purchase one share of Common Stock at an exercise price of $0.001 per share. The Pre-Funded Warrants are exercisable immediately and may be exercised at any time until the Pre-Funded Warrants are exercised in full. The shares of Common Stock, Pre-Funded Warrants and Common Warrants were issued separately and are immediately separable upon issuance.

The Offering was made pursuant to a Registration Statement (No. 333- 232526) on Form S-1, which was filed by the Company with the Securities and Exchange Commission on July 2, 2019, and declared effective on July 22, 2019

The Offering closed on July 25, 2019 and the Company received net proceeds of approximately $15.5 million after deducting underwriting discounts and commissions and estimated expenses payable by the Company associated with the offering. The Company intends to use the net proceeds from this offering to fund its continued research and development initiatives in connection with its product pipeline including, but not limited to (i) investment in its ADXS- HOT program in both monotherapy and combination therapy and new cancer types, (ii) investment in ongoing clinical research in ADXS-NEO and ADXS-PSA, in combination therapy; and (iii) general corporate purposes.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Warrant Agency Agreement

On July 25, 2019, the Company also entered into a warrant agency agreement (the “Warrant Agency Agreement”) with Continental Stock Transfer and Trust Company, who will act as warrant agent for the Company in connection with the Warrants issued in the Offering. A copy of the Warrant Agency Agreement and the forms of Warrants included therein are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

Item 3.03 Material Modifications to Rights of Security Holders.

The information in Item 1.01 with respect to the Warrants and the Warrant Agency Agreement is incorporated by reference into this Item 3.03

Item 8.01 Other Events.

The Company issued press releases announcing the pricing and closing of the Offering on July 23, 2019 and July 25, 2019, respectively. Copies of these press releases are attached hereto as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

1.1	Underwriting Agreement, entered into by Advaxis, Inc. on July 23, 2019 with A.G.P./ Alliance Global Partners.

4.1	Warrant Agency Agreement, entered into by Advaxis, Inc. on July 25, 2019 with Continental Stock Transfer and Trust Company.

4.2	Form of Common Warrant dated July 25, 2019 (included in Exhibit 4.1).

4.3	Form of Pre-Funded Warrant dated July 25, 2019 (included in Exhibit 4.1).

99.1	Press Release announcing pricing of the Offering on July 23, 2019.

99.2	Press Release announcing closing of the Offering on July 25, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVAXIS, INC.

Date: July 25, 2019	By:	/s/ Molly Henderson
Molly Henderson
Executive Vice President and Chief Financial Officer